UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 21, 2024
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 23, 2024, Amalgamated Financial Corp. (the "Company") filed a Form 8-K (the "Original Form 8-K") reporting the matters voted upon at its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). This Current Report on Form 8-K/A (the "Amendment") is being filed to amend the Original Form 8-K filed by the Company to disclose, in accordance with Item 5.07, the Board's decision on the stockholder vote regarding the frequency of future advisory votes on the compensation of the company’s Named Executive Officers. Except as set forth herein, no other modifications have been made to the original 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 21, 2024, the Company held its Annual Meeting, the results of which were reported in the Original Form 8-K, filed on May 23, 2024. As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the Company's Board of Directors, the Company's stockholders recommended, by advisory vote, that future advisory votes on the compensation of the company’s Named Executive Officers be held annually. In accordance with these results and its previous recommendation, on July 22, 2024, the Company's Board of Directors determined that future advisory votes on the executive compensation of the Company’s Named Executive Officers will be held every year until the next required advisory vote on the frequency of stockholder votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

	By:	/s/ Priscilla Sims Brown
	Name:	Priscilla Sims Brown
	Title:	Chief Executive Officer

Date: October 1, 2024